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                                                                      Exhibit 11



                       CONDOR TECHNOLOGY SOLUTIONS, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE

                    (in thousands, except per share amounts)


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                                                          Three Months Ended                        Six Months Ended
                                                                June 30,                                June 30,
                                                    -----------------------------           --------------------------------
                                                         1998            1997                   1998            1997
                                                         ----            ----                   ----            ----

Weighted average common shares outstanding:

Average shares outstanding during period                10,979            1,785                    9,057        1,736
                                                     ----------       -----------               ----------   ----------
        Total basic weighted average
             common shares                              10,979            1,785                    9,057        1,736
                                                     ----------       -----------               ----------   ----------
                                                     ----------       -----------               ----------   ----------

Stock Options, as if converted                              94             --                       --           --
                                                     ----------       -----------               ----------   ----------
        Total diluted weighted average
             common shares                              11,073            1,785                    9,057        1,736
                                                     ----------       -----------               ----------   ----------
                                                     ----------       -----------               ----------   ----------



Net income (loss) applicable to common shares:

Net income (loss)                                       $2,028            $(100)                   $(979)     $(100)
                                                     ----------       -----------               ----------   ----------
                                                     ----------       -----------               ----------   ----------
Income (loss) per basic common share                     $0.18           $(0.06)                  $(0.11)     $(0.06)
                                                     ----------       -----------               ----------   ----------
                                                     ----------       -----------               ----------   ----------

Income (loss) per diluted common share                   $0.18           $(0.06)                  $(0.11)     $(0.06)
                                                     ----------       -----------               ----------   ----------
                                                     ----------       -----------               ----------   ----------
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